Form 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

ROYAL DUTCH SHELL PLC	SHELL INTERNATIONAL FINANCE B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales (State of incorporation or organization)	The Netherlands (State of incorporation or organization)

N/A (I.R.S. Employer Identification No.)	N/A (I.R.S. Employer Identification No.)
Carel van Bylandtlaan 30
2596 The Hague
The Netherlands
(011 31 70) 377 9111
(Address of principal executive offices)
N/A
(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
1.300% Guaranteed Notes due 2011	New York Stock Exchange, Inc.
3.250% Guaranteed Notes due 2015	New York Stock Exchange, Inc.
4.300% Guaranteed Notes due 2019	New York Stock Exchange, Inc.
Floating Rate Guaranteed Notes due 2011	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-155201, 333-155201-01
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrants’ Securities to be Registered.
Item 2. Exhibits.

Item 1. Description of Registrants’ Securities to be Registered.
          The description of the securities to be registered is contained in the Prospectus Supplement dated September 15, 2009 and the Prospectus dated November 7, 2008, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on September 17, 2009, and each of which form a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-155201, 333-155201-01), and are incorporated herein by reference.
Item 2. Exhibits.
          The following exhibits are filed herewith and are incorporated herein by reference:
     99.1 — Form of the Guaranteed Notes (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).
     99.2 — Form of Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: September 22, 2009

Royal Dutch Shell plc (Registrant)
By:	/s/ Andrew Longden
	Name:	Andrew Longden
	Title:	Executive Vice President Treasury and Corporate Finance

Shell International Finance B.V. (Registrant)
By:	/s/ Nick Wakefield
	Name:	Nick Wakefield
	Title:	Attorney-in-fact

By:	/s/ Maria Cooper
	Name:	Maria Cooper
	Title:	Attorney-in-fact